Exhibit 10.47
EXECUTIVE
SEVERANCE AND CHANGE IN CONTROL BENEFITS AGREEMENT
     This Executive Severance and Change in Control Benefits Agreement (the “Agreement”) is entered into this 30th day of July, 2003 (the “Effective Date”), between Deanne M. Tully (“Executive”) and Tier Technologies, Inc. (the “Company”). This Agreement is intended to provide Executive with the compensation and benefits described herein upon the occurrence of specific events. Certain capitalized terms used in this Agreement are defined in Article 4.
     The Company and Executive hereby agree as follows:
ARTICLE 1
Scope of and Consideration for this Agreement
     1.1 Executive is currently employed by the Company.
     1.2 The Company and Executive wish to set forth the payments and benefits which Executive shall be entitled to receive in the event Executive’s employment with the Company is terminated pursuant to an Involuntary Termination Without Cause and/or in the event there is a Change in Control (as defined in Section 4.4) of the Company.
     1.3 The duties and obligations of the Company to Executive under this Agreement shall be in consideration for Executive’s past services to the Company, Executive’s continued employment with the Company, and Executive’s execution of a release in accordance with Sections 2.2 and 3.1 herein.
     1.4 This Agreement shall supersede any other agreement relating to cash severance benefits and health benefits in the event of Executive’s termination of employment with the Company and benefits to be paid in the event of a Change in Control.
ARTICLE 2
Benefits
     2.1 Benefits. A Covered Event (as defined in Section 4.6) entitles Executive to receive the following benefits set forth in Sections 2.2 and 2.3.
     2.2 Payment. Upon the occurrence of a Covered Event and subject to Section 3.1 herein, Executive shall be entitled to a lump sum payment equivalent to her Base Salary, less standard deductions and withholdings (the “Payment”) for a period of twelve (12) months.
     2.3 Health Benefits. In the event that Executive’s employment is terminated as a result of an Involuntary Termination without Cause prior to a Change in Control or within twelve (12) months following a Change in Control, and Executive elects continued coverage under

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federal COBRA law, the Company shall pay the premiums of Executive’s group health insurance coverage, including coverage for Executive’s eligible dependents, for a maximum period of twelve (12) months following such termination; provided, however, that: (i) the Company shall pay premiums for Executive’s eligible dependents only for coverage for which those eligible dependents were enrolled immediately prior to the termination; and (ii) the Company’s obligation to pay such premiums shall cease immediately upon the date Executive becomes covered under any other group health plan (as an employee or otherwise).
     2.4 Mitigation. Except as otherwise specifically provided herein, Executive shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or by any retirement benefits received by Executive after the date of the Covered Event.
ARTICLE 3
Limitations And Conditions On Benefits
     3.1 Release Prior To Payment Of Benefits. Upon the occurrence of a Covered Event, and prior to the payment of any benefits under this Agreement on account of such Covered Event, Executive shall deliver to the Company an effective release (the “Release”) in the form attached hereto and incorporated herein as Exhibit A. Such Release shall specifically relate to all of Executive’s rights and claims in existence at the time of such execution and shall confirm Executive’s obligations under the Company’s standard form of proprietary information and inventions agreement.
     3.2 Termination of Company’s Obligations. Notwithstanding any provisions in this Agreement to the contrary, the Company’s obligations, and Executive’s rights pursuant to Sections 2.2 and 2.3 herein, shall cease and be rendered a nullity immediately should Executive: i) fail to comply with the provisions of her Proprietary Information & Inventions Agreement attached hereto as Exhibit B; ii) directly compete with the business of the Company so as to cause the Company to lose material revenue from any client account which is in existence on the date of termination of Executive’s employment; and/or iii) directly or indirectly employ or solicit for employment any person whom she knows to be an employee of the Company or any subsidiary of the Company.
     3.3 Non-Duplication of Benefits. Executive is not eligible to receive benefits under this Agreement more than one time.

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ARTICLE 4
Definitions
     For purposes of the Agreement, the following terms are defined as follows:
     4.1 “Base Salary” means Executive’s annual base salary as in effect during the last regularly scheduled payroll period immediately preceding the Covered Event.
     4.2 “Board” means the Board of Directors of the Company.
     4.3 “Cause” means that, in the reasonable determination of the Company or, in the case of the Chief Executive Officer, the Board, Executive:
          (a) repeatedly fails to satisfactorily perform the Executive’s job duties after thirty (30) days notice and an opportunity to cure such deficiency.
          (b) has committed an act that materially injures the business of the Company;
          (c) has refused or failed to follow lawful and reasonable directions of the Board or the appropriate individual to whom Executive reports;
          (d) has been convicted of a felony involving moral turpitude that is likely to inflict or has inflicted material injury on the business of the Company;
          (e) has engaged or in any manner participated in any activity which is directly competitive with or intentionally injurious to the Company or any of its affiliates or which violates any material provisions of her Proprietary Information & Inventions Agreement, attached hereto as Exhibit B; or
          (f) has committed any fraud against the Company, its affiliates, employees, agents or customers or use or intentional appropriation for his personal use or benefit of any funds or properties of the Company not authorized by the Board to be so used or appropriated.
     4.4 “Change in Control” means
          (a) a sale or other disposition of all or substantially all of the assets of the Company;
          (b) a merger or consolidation in which the Company is not the surviving entity and in which the shareholders of the Company immediately prior to such consolidation or merger own less than fifty percent (50%) of the surviving entity’s voting power immediately after the transaction;
          (c) a reverse merger in which the Company is the surviving entity but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or

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otherwise, and in which the shareholders of the Company immediately prior to such merger own less than fifty percent (50%) of the Company’s voting power immediately after the transaction;
          (d) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged.
     4.5 “Company” means Tier Technologies, Inc. or, following a Change in Control, the surviving entity resulting from such transaction.
     4.6 “Covered Event” means an Involuntary Termination Without Cause or a Change in Control, provided that if the Company or its successor requests Executive to provide transition services (“Transition Services”) to the Company for a period of up to six (6) months following a Change in Control (the “Transition Period”), the Covered Event will not be deemed to have occurred until after Executive provides such requested Transition Services during the Transition Period. Executive will be paid one twelfth of her Base Salary, less standard deductions and withholdings, for each month during which she provides Transition Services during the Transition Period. The Payment to which Executive is entitled under Section 2.2 will not be reduced by any compensation received by Executive for the provision of Transition Services during the Transition Period.
     4.7 “Involuntary Termination Without Cause” means Executive’s dismissal or discharge other than for Cause. The termination of Executive’s employment as a result of Executive’s death or disability will not be deemed to be an Involuntary Termination Without Cause.
ARTICLE 5
General Provisions
     5.1 Employment Status; Employment Agreement Superceded. This Agreement does not constitute a contract of employment or impose upon Executive any obligation to remain as an employee, or impose on the Company any obligation (i) to retain Executive as an employee, (ii) to change the status of Executive as an at-will employee, or (iii) to change the Company’s policies regarding termination of employment. In the event of any conflict between the provisions of this Agreement and the provisions of any other previously existing employment, severance or other similar agreement, then the provisions of this Agreement shall govern.
     5.2 Notices. Any notices provided hereunder must be in writing, and such notices or any other written communication shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at Executive’s address as listed in the Company’s payroll records. Any payments made by the Company to Executive under the terms of this Agreement shall be delivered to Executive either in person or at the address as listed in the Company’s payroll records.
     5.3 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision

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of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.
     5.4 Waiver. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.
     5.5 Arbitration. Unless otherwise prohibited by law or specified below, all disputes, claims and causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation shall be resolved solely and exclusively by final and binding arbitration held in San Francisco, California through Judicial Arbitration & Mediation Services/Endispute (“JAMS”) under the then existing JAMS arbitration rules. In addition to and notwithstanding these rules, Executive and Company agree that the arbitrator shall have the authority to compel adequate discovery for resolution of the dispute. Further, the arbitrator shall issue a written decision that includes the arbitrator’s findings, conclusions and award. However, nothing in this section is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. The Company shall pay for all the arbitrator’s fees and costs. In addition to any other relief, the arbitrator may award to the prevailing party in the arbitration the recovery of its attorneys’ fees and costs. During the arbitration, each party shall be responsible for its own attorneys’ fees and costs; provided, however, that in the event one party refuses to arbitrate and the other party seeks to compel arbitration by court order, if such other party prevails, it shall be entitled to recover reasonable attorneys’ fees, costs and necessary disbursements. Pursuant to California Civil Code Section 1717, each party warrants that it was represented by counsel in the negotiation and execution of this Agreement, including the attorneys’ fees provisions herein.
     5.6 Complete Agreement. This Agreement, including Exhibits A and B, constitutes the entire agreement between Executive and the Company and is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter, wholly superseding all written and oral agreements with respect to cash benefits and health benefits to Executive in the event of employment termination and/or a Change in Control, other than any outstanding loans by the Company to Executive. It is entered into without reliance on any promise or representation other than those expressly contained herein.
     5.7 Amendment Or Termination Of Agreement. This Agreement may be changed or terminated only upon the mutual written consent of the Company and Executive. The written consent of the Company to a change or termination of this Agreement must be signed by an executive officer of the Company after such change or termination has been approved by the Board.
     5.8 Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

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     5.9 Headings. The headings of the Articles and Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof or to affect the meaning thereof.
     5.10 Successors And Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, and the Company, and any surviving entity resulting from a Change in Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company, and their respective successors, assigns, heirs, executors and administrators, without regard to whether or not such person actively assumes any rights or duties hereunder; provided, however, that Executive may not assign any duties hereunder and may not assign any rights hereunder without the written consent of the Company, which consent shall not be withheld unreasonably.
     5.11 Choice Of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California, without regard to such state’s conflict of laws rules.
     5.12 Non-Publication. The parties mutually agree not to disclose publicly the terms of this Agreement except to the extent that disclosure is mandated by applicable law or to respective advisors (e.g., attorneys, accountants).
     5.13 Construction Of Agreement. In the event of a conflict between the text of the Agreement and any summary, description or other information regarding the Agreement, the text of the Agreement shall control.
     In Witness Whereof, the parties have executed this Agreement on the Effective Date written above.

Tier Technologies, Inc.		Deanne M. Tully

By:

Name:
Title:

Exhibit A: Release (Individual Termination)
Exhibit B: Proprietary Information and Inventions Agreement

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Exhibit A
RELEASE
     Certain capitalized terms used in this Release are defined in the Executive Severance Benefits Agreement (the “Agreement”) which I have executed and of which this Release is a part.
     I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.
     I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.
     Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of disputed compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; statutory law; common law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to the Company’s indemnification obligation pursuant to agreement or applicable law.
     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Agreement for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; and that if I am 40 or older on the date I execute this Release, (C) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release by the parties to revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me.

Deanne M. Tully

Date:

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Exhibit B
Proprietary Information & Inventions Agreement